Exhibit 10.1

AGREEMENT

This AGREEMENT (this “Agreement”) is dated and made as of November 3, 2004, by and between Discovery Laboratories, Inc., a Delaware corporation (“Discovery”), Quintiles Transnational Corp., a North Carolina corporation (“Quintiles”), and PharmaBio Development Inc., a North Carolina corporation (“PharmaBio”).

WHEREAS, Discovery and Quintiles previously entered into the Commercialization Agreement dated as of December 10, 2001 (the “Commercialization Agreement”); and

WHEREAS, Discovery and PharmaBio previously entered into the following documents, each dated as of December 10, 2001: the Common Stock and Warrant Purchase Agreement (the “Stock Purchase Agreement”), the Investment and Commission Agreement (the “Investment Agreement”), and the Loan Agreement (the “Loan Agreement”); and

WHEREAS, Discovery previously delivered to PharmaBio the Promissory Note dated as of December 10, 2001 (the “Original Note”);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereby agree as follows:

1.    Contemporaneously with the execution and delivery of this Agreement, (a) Discovery and PharmaBio are executing and delivering an Amended and Restated Loan Agreement (the “Amended Loan Agreement”), (b) Discovery is executing and delivering to PharmaBio an Amended and Restated Promissory Note in connection with the Amended Loan Agreement (the “Amended Note”), (c) Discovery and PharmaBio are executing and delivering an Amended and Restated Security Agreement in connection with the Amended Loan Agreement, and (d) Discovery and QFinance, Inc. (“QFinance”), an affiliate of Quintiles and PharmaBio, are executing and delivering a Warrant Agreement providing for the right of QFinance to purchase up to 850,000 shares of Discovery’s common stock, par value $0.001 per share, in consideration of this Agreement and the foregoing.

2.    (a) The Commercialization Agreement is hereby terminated, subject to Section 12.8 of the Commercialization Agreement. Notwithstanding the provisions of Section 12.8, Sections 7.5, 7.6, 9.2 and 12.6, and Article 11, of the Commercialization Agreement shall not survive such termination. Further, Section 14.2 of the Commercialization Agreement which survives the termination is hereby amended in its entirety as follows:

“Internal Review. In the event that a dispute, difference, claim, action, demand, request, investigation, controversy, threat, discovery request or request for testimony or information or other question arises pertaining to any matters which arise under, out of, in connection with, or in relation to this Agreement (a “Dispute”) and either party so requests in writing, prior to the initiation of any formal legal action, the Dispute will be submitted to the Chief Executive Officers of Discovery and Quintiles. For all Disputes referred to the Chief Executive Officers, the Chief Executive Officers shall use their good faith efforts to meet at least two times in person and to resolve the Dispute within ten (10) days after such referral.”

(b)    The parties acknowledge and agree that the parties have resolved the amount of all invoices and charges with respect to the Commercialization Agreement and the Loan Agreement, including without limitation the matters described in the letter from Discovery to Quintiles dated August 4, 2004, and the letter from Discovery to Quintiles dated August 9, 2004.

3.    The Investment Agreement is hereby terminated, subject to Section 10.2 of the Investment Agreement. Notwithstanding the provisions of Section 10.2, Section 7 of the Investment Agreement shall not survive such termination.

4.    Article VI (entitled Subscription Right) and Article VIII (entitled Additional Agreements) of the Stock Purchase Agreement are hereby terminated.

5.    The Original Note is hereby superseded and replaced by the Amended Note. PharmaBio hereby agrees that it shall, promptly following execution of the Amended Note, surrender the Original Note to Discovery at the following address: 350 South Main Street, Suite 307, Doylestown, PA 18901-4874, Attn: President.

6.    (a)    Discovery hereby grants to Quintiles, for a period of three (3) years from the date of this Agreement (the “Term”), the status of a preferred provider for Discovery on the terms and conditions set forth in this Section 6. If at any time during the Term, Discovery determines to engage a third party to perform Outsourced Services (as defined below) for or on behalf of Discovery within the United States, then Discovery will not engage a third party to perform such services without having afforded to Quintiles a bona fide opportunity to make an offer to Discovery for the provision of such Outsourced Services. Accordingly, Discovery shall notify Quintiles of such opportunity to provide Outsourced Services and shall provide to Quintiles information and materials relating to such opportunity, on a basis that is comparable to the notice, information and materials provided by Discovery to third parties with respect to the applicable Outsourced Services. In order to facilitate this preferred provider relationship, Quintiles and Discovery will each designate and maintain a contact person for such preferred provider relationship and will inform the other party of such person (or as such person may change from time to time). “Outsourced Services” shall mean and include any pre-clinical, clinical, or sales and marketing services that fall with the areas of recognized expertise of Quintiles. For purposes of this Section, “Quintiles” shall mean and include Quintiles and its affiliates and “Discovery” shall mean Discovery and its affiliates.

(b)    Notwithstanding the foregoing:

(i)    Discovery is not under any obligation to negotiate in good faith or to use any quantum of effort, including but not limited to “best efforts,” to reach an agreement with respect to the provision of Outsourced Services by Quintiles;

(ii)    Discovery is free to negotiate with any one or more third parties at the same time it is negotiating with Quintiles and, except as explicitly herein provided, to solicit interest from any available sources;

(iii)    Discovery may engage any party that is currently performing Outsourced Services on behalf of Discovery to continue to perform such Outsourced Services without Discovery being obligated to offer to Quintiles an opportunity to make an offer to Discovery in connection with the provision of such Outsourced Services;

(iv)    Discovery may engage any party to perform any Outsourced Services without Discovery being obligated to offer to Quintiles an opportunity to make an offer to Discovery in connection with the provision of such Outsourced Service in the event that Discovery, in its sole discretion, has determined to outsource such Outsourced Service, or is engaged in substantive negotiations with such party, prior to the date hereof;

(v)    Discovery may, or may engage any of its affiliates to, perform any Outsourced Services without Discovery offering to Quintiles a bona fide opportunity to make an offer to Discovery in connection with the provision of any Outsourced Services;

(vi)    Discovery is not obligated to offer to Quintiles a bona fide opportunity to make an offer to Discovery in connection with the provision of any Outsourced Services if the amount to be paid by Discovery for such Outsourced Services does not exceed $75,000; and

(vii)    This Section 6 shall be null and void and of no force or effect for so long as PharmaBio shall be in material breach of the Amended Loan Agreement, or if the Amended Loan Agreement is terminated or expired.

7.    The Medical Science Liaison agreement between Discovery and Innovex (an affiliate of Quintiles and PharmaBio), Work Order No. 4149 Discovery Surfaxin Pre-Launch MSL Program, dated November 1, 2003, is and shall remain in full force and effect in accordance with its terms, and is not affected by this Agreement.

8.    Until the earlier of (i) such time that PharmaBio or its Affiliates (as defined in the Amended Loan Agreement) (the “PharmaBio Parties”) beneficially own less than one percent of the issued and outstanding shares of Common Stock of Discovery, and (ii) the completion of Discovery’s annual meeting of shareholders for the calendar year 2006, at each annual meeting of the shareholders of Discovery or in connection with any other meeting or action by written consent in lieu of a meeting of the shareholders of Discovery, the PharmaBio Parties shall vote or act with respect to all shares of Common Stock beneficially owned by them (w) in favor of all persons nominated by the then current Board of Directors of Discovery for election to the Board of Directors of Discovery, (x) in favor of any employee stock option plan, any similar equity incentive plan and any amendments and supplements to the foregoing which have been recommended by the Board of Directors, and (y) in favor of any increase or other change to the authorized amount of shares of capital stock of Discovery which have been recommended by the Board of Directors, and for any charter amendments required to be filed in connection therewith; provided, that, for the avoidance of doubt, clauses (x) and (y) shall not apply to any matter that is related to the matters which are subject to the Transaction Agreements (as defined in the Amended Loan Agreement), to any Change of Control (as defined in the Amended Loan Agreement), or to any matter which PharmaBio determines in good faith may materially adversely affect Discovery’s ability to satisfy its obligations under the Transaction Documents. The voting agreement contained in this Section 8 is irrevocable to the extent permitted by applicable law and is coupled with an interest. For purposes of this Section 8, beneficial ownership shall be determined in accordance with Rule 13d-3 under the Securities Act of 1933, and PharmaBio and its affiliates shall be deemed to beneficially own all shares of Common Stock that may be directly or indirectly issuable to them upon exercise or conversion of any security of Discovery even if such security is not then exercisable or convertible.

9.    (a)    No amendment or waiver of any provision of this Agreement, nor consent to any departure by Discovery therefrom, shall in any event be effective unless the same shall be in writing and signed by Discovery, Quintiles and PharmaBio, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)    All notices and other communications provided for hereunder shall be in writing, shall specifically refer to this Agreement, shall be addressed to the receiving party’s address set forth below or to such other address as a party may designate by notice hereunder, and shall be deemed to have been sufficiently given for all purposes if (i) mailed by first class certified or registered mail, postage prepaid, (ii) sent by nationally recognized overnight courier for next Business Day delivery, (iii) personally delivered or (iv) made by telecopy or facsimile transmission with confirmed receipt.

If to Discovery:             Discovery Laboratories, Inc.
350 South Main Street
Suite 307
Doylestown, PA 18901-4874
Attn: President
Facsimile: (215) 340-3940

with a copy to:              Dickstein Shapiro Morin & Oshinsky LLP
1177 Avenue of the Americas
New York, NY 10036-2714
Attn: Ira L. Kotel
Facsimile: (212) 997-9880

If to Quintiles                PharmaBio Development Inc.
or PharmaBio:              4709 Creekstone Drive
Riverbirch Bldg., Suite 200
Durham, NC 27703
Attn: President
Facsimile: (919) 998-2090

with a copy to:              Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
2500 Wachovia Capitol Center
Raleigh, NC 27601
Attn: Christopher B. Capel
Facsimile: (919) 821-6800

(c)    No failure on the part of Quintiles or PharmaBio to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

(d)    In the event that any dispute among the parties should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expense of appeals.

(e)    This Agreement shall be binding upon and inure to the benefit of Discovery, Quintiles and PharmaBio and their respective successors and assigns; provided, that neither Discovery, Quintiles nor PharmaBio may assign or transfer any or all of its rights or obligations under this Agreement without the prior written consent of the other party and any attempted assignment without consent shall be null and void.

(f)    To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(g)    This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings relating to the subject matter hereof.

(h)    Each party shall, without further consideration, take such further action and execute and deliver such further documents as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement.

(i)    This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument. This Agreement may be executed and delivered by telecopy or facsimile transmission and any execution by such means shall be deemed an original.

(j)    Except as otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange or automated quotation system, each party shall, and shall cause its respective affiliates to, not issue any press release or make any other public statement relating to, connected with or arising out of this Agreement or the matters contained herein without the other parties’ prior written approval of the contents and the manner of presentation and publication thereof (which approval shall not be unreasonably withheld or delayed).

(k)    Neither Quintiles, PharmaBio nor Discovery, nor any of each such party’s affiliates, directors, officers, employees, subcontractors or agents shall have, under any legal theory (including, but not limited to, contract, negligence and tort liability), any liability to any other party hereto for any loss of opportunity or goodwill, or any type of special, incidental, indirect or consequential damage or loss, in connection with or arising out of this Agreement.

(l)    This Agreement, including, without limitation, the interpretation, performance, enforcement, breach or termination thereof and any remedies relating thereto, shall be governed by and construed in accordance with the laws of the State of Delaware, United States of America, as applied to agreements executed and performed entirely in the State of Delaware, without regard to conflicts of law rules.

(m)    In the event that a dispute, difference, claim, action, demand, request, investigation, controversy, threat, discovery request or request for testimony or information or other question arises pertaining to any matters which arise under, out of, in connection with, or in relation to this Agreement (a “Dispute”) and either party so requests in writing, prior to the initiation of any formal legal action, the Dispute will be submitted to the Chief Executive Officers of Discovery and Quintiles. For all Disputes referred to the Chief Executive Officers, the Chief Executive Officers shall use their good faith efforts to meet at least two times in person and to resolve the Dispute within ten (10) days after such referral.

(n)    (1)    If the parties are unable to resolve any Dispute under Section 9(m), then either party may require the matter to be settled by final and binding arbitration by sending written notice of such election to the other party clearly marked “Arbitration Demand”. Thereupon such Dispute shall be arbitrated in accordance with the terms and conditions of this Section 9(n). Notwithstanding the foregoing, either party may apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction, or other equitable relief to preserve the status quo or prevent irreparable harm.

(2)    The arbitration panel will be composed of three arbitrators, one of whom will be chosen by Discovery, one by Quintiles, and the third by the two so chosen. If both or either of Discovery or Quintiles fails to choose an arbitrator or arbitrators within fourteen (14) days after receiving notice of commencement of arbitration, or if the two arbitrators fail to choose a third arbitrator within fourteen (14) days after their appointment, the American Arbitration Association shall, upon the request of both or either of the parties to the arbitration, appoint the arbitrator or arbitrators required to complete the panel. The arbitrators shall have reasonable experience in the matter under dispute. The decision of the arbitrators shall be final and binding on the parties, and specific performance giving effect to the decision of the arbitrators may be ordered by any court of competent jurisdiction.

(3)    Nothing contained herein shall operate to prevent either party from asserting counterclaim(s) in any arbitration commenced in accordance with this agreement, and any such party need not comply with the procedural provisions of this Section 9(n) in order to assert such counterclaim(s).

(4)    The arbitration shall be filed with the office of the American Arbitration Association (“AAA”) located in Wilmington, Delaware or such other AAA office as the parties may agree upon (without any obligation to so agree). The arbitration shall be conducted pursuant to the Commercial Arbitration Rules of AAA as in effect at the time of the arbitration hearing, such arbitration to be completed in a sixty (60) day period. In addition, the following rules and procedures shall apply to the arbitration:

(I)    The arbitrators shall have the sole authority to decide whether or not any Dispute between the parties is arbitrable and whether the party presenting the issues to be arbitrated has satisfied the conditions precedent to such party’s right to commence arbitration as required by this Section 9(n).

(II)    The decision of the arbitrators, which shall be in writing and state the findings the facts and conclusions of law upon which the decision is based, shall be final and binding upon the parties, who shall forthwith comply after receipt thereof. Judgment upon the award rendered by the arbitrator may be entered by any competent court. Each party submits itself to the jurisdiction of any such court, but only for the entry and enforcement to judgment with respect to the decision of the arbitrators hereunder.

(III)    The arbitrators shall have the power to grant all legal and equitable remedies (including, without limitation, specific performance) and award compensatory damages provided by applicable law, but shall not have the power or authority to award punitive damages. No party shall seek punitive damages in relation to any matter under, arising out of, or in connection with or relating to this Agreement in any other forum.

(IV)    The parties shall bear their own costs in preparing for and participating in the resolution of any Dispute pursuant to this Section 9(n), and the costs of the arbitrator(s) shall be equally divided between the parties; provided, however, that each party shall bear the costs incurred in connection with any Dispute brought by such party that the arbitrators determine to have been brought in bad faith.

(5)    Except as provided in the last sentence of Section 9(n)(1), the provisions of this Section 9(n) shall be a complete defense to any suit, action or proceeding instituted in any federal, state or local court or before any administrative tribunal with respect to any Dispute arising with regard to this Agreement. Any party commencing a lawsuit in violation of this Section 9(n) shall pay the costs of the other party, including, without limitation, reasonable attorney’s fees and defense costs.

10.    In consideration of the foregoing provisions of this Agreement, Quintiles and Discovery each agrees that it will refrain from making derogatory or disparaging statements or communications to third parties regarding the other party or its affiliates with respect to the Commercialization Agreement, the Stock Purchase Agreement, the Investment Agreement, or the Loan Agreement; the transactions contemplated thereby; or the performance of the parties or their affiliates thereunder; provided, however, that this Section shall not restrict Discovery from giving truthful, required testimony or taking any other action required by applicable law and this Section shall only apply to senior management of Discovery.

[Rest of page intentionally left blank; signatures on following page]

[Signature page to Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

DISCOVERY LABORATORIES, INC.

By: /s/ John G. Cooper
Name: John G. Cooper
Title: Executive Vice President and Chief
Financial Officer

QUINTILES TRANSNATIONAL CORP.

By: /s/ Ronald Wooten
Name: Ronald Wooten
Title: Executive Vice President

                              PHARMABIO DEVELOPMENT INC.

By: /s/ Wiliam O. Robb
Name: William O. Robb
Title: Vice President